[Coopers & Lybrand Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Beacon Properties Corporation on Form S-3 (No. 333-02544) of our report dated April 19, 1996, on our audit of the statement of excess of revenues over specific operating expenses of Fairfax County Portfolio in Tysons Corner and Herndon, Virginia for the year ended December 31, 1995, which report is included in this Form 8-K, of our report dated July 3, 1996, on our audit of the statement of excess of revenues over specific operating expenses of 1333 H Street in Washington, DC for the year ended December 31, 1995, which report is included in this Form 8-K, of our report dated July 8, 1996, on our audit of the statement of excess of revenues over specific operating expenses of AT&T Plaza in Oak Brook, Illinois for the year ended December 31, 1995, which report is included in this Form 8-K, and of our report dated July 8, 1996, on our audit of the statement of excess of revenues over specific operating expenses of Tri-State International in Lincolnshire, Illinois for the year ended December 31, 1995, which report is included in this Form 8-K.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.



                                       [Signature of Coopers & Lybrand L.L.P.]
                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
July 23, 1996